UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 25, 2026
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2055 Sugarloaf Circle, Suite 300
Duluth, GA 30097
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the terms of the previously announced Cooperation Agreement (the “Cooperation Agreement”), dated as of February 8, 2026, by and among Fox Factory Holding Corp. (the “Company”) and Engine Capital L.P. and certain of its affiliates, on March 25, 2026, the board of directors of the Company (the “Board”) increased the size of the Board by one to consist of a total of nine directors and appointed Douglas J. Grimm as a Class I director, effective March 25, 2026, with a term expiring at the Company’s 2026 annual meeting of stockholders. In accordance with the terms of the Cooperation Agreement, the Board will nominate Mr. Grimm for election to the Board at the 2026 annual meeting of stockholders for a term expiring at the Company’s 2029 annual meeting of stockholders.
In connection with Mr. Grimm’s appointment to the Board, he was appointed to serve on the Board’s Audit Committee and Transformation Committee. Other than as set forth in the Cooperation Agreement, there are no arrangements between Mr. Grimm and any other person pursuant to which Mr. Grimm was selected as a director of the Company. At this time, there are no transactions or relationships involving Mr. Grimm that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Grimm will receive the same director benefits for service as a member of the Board on the same basis, and as such may exist from time to time, as other non-employee directors, including, but not limited to (i) compensation for such director’s service as a director and reimbursement for such director’s out-of-pocket expenses, (ii) equity-based compensation grants and other benefits, and (iii) indemnification rights and directors’ and officers’ liability insurance coverage. Mr. Grimm’s benefits and compensation will be pro-rated based on the date of his appointment.
The foregoing reference to the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K, filed by the Company with Securities and Exchange Commission on February 9, 2026 (File No. 001-36040), and incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	March 26, 2026	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer